UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2018 (April 30, 2018)

RPX Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35146	26-2990113
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market Plaza, Suite 1100

San Francisco, CA 94105

(Address of principal executive offices, including zip code)

(866) 779-7641

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On April 30, 2018, RPX Corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Riptide Parent, LLC, a Delaware limited liability company (“Parent”), and Riptide Purchaser, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”). Parent and Purchaser are beneficially owned by affiliates of HGGC, LLC (“HGGC”).

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Purchaser will commence a cash tender offer no later than May 21, 2018 to acquire all of the outstanding shares of common stock of the Company, $0.0001 par value per share (the “Company Common Stock”), at a price per share of Company Common Stock of $10.50 net to the seller in cash, without interest (such offer, as it may be amended from time to time in accordance with the Merger Agreement, the “Offer,” and such amount of consideration or any greater amount per share that may be paid pursuant to the Offer, the “Offer Price”), subject to any applicable withholding taxes. Parent intends to fund the Offer Price with a combination of committed debt and equity financing and the Company’s cash on hand. The transaction is not subject to a financing condition.

The obligation of Purchaser to purchase Company Common Stock tendered in the Offer is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including but not limited to: (i) prior to the expiration of the Offer, there shall have been validly tendered and not validly withdrawn shares of Company Common Stock that, together with all other shares of Company Common Stock, if any, beneficially owned by Parent, Purchaser and their respective Affiliates (as defined in the Merger Agreement) and any shares of Company Common Stock that constitute “rollover stock” (as defined by Section 251(h)(6) of the Delaware General Corporation Law), represent at least one share of Company Common Stock more than 50% of the then outstanding shares of Company Common Stock calculated including shares underlying certain stock options, (ii) the expiration or termination of the waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) approval being obtained or deemed to be obtained under the German Act of Restraints of Competition 1957, as amended (“GWB”), and (iv) each of the other conditions set forth in Exhibit A to the Merger Agreement.

The Offer will initially expire at one minute after 11:59 p.m. (New York City time) on the date that is 20 business days following the commencement of the Offer. Under certain circumstances, Purchaser may be required or permitted to extend the Offer on one or more occasions in accordance with the terms set forth in the Merger Agreement and the applicable rules and regulations of the United States Securities and Exchange Commission (the “SEC”). Purchaser will not be required to extend the Offer beyond October 30, 2018 (the “End Date”), and may not extend the Offer beyond the End Date without the prior written consent of the Company.

As soon as practicable following Purchaser’s acceptance of Company Common Stock tendered pursuant to the Offer and upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with Section 251(h) of the Delaware General Corporation Law, Purchaser will merge with and into the Company, whereupon the separate existence of Purchaser shall cease and the Company shall be the surviving corporation (the “Merger”), without a meeting or vote of stockholders of the Company. At the effective time of the Merger (the “Effective Time”), the shares of Company Common Stock not purchased pursuant to the Offer (other than Company Common Stock owned by the Company as treasury stock, by Parent or Purchaser or by stockholders of the Company who have perfected their statutory rights of appraisal under Delaware General Corporate Law) will each be converted into the right to receive an amount equal to the Offer Price.

Following is a summary of the treatment of the outstanding equity awards in the Merger, unless otherwise mutually agreed by the parties to the Merger Agreement or Parent and the applicable equity award holder. At the Effective Time, each option to acquire Company Common Stock, whether vested or unvested, granted pursuant to any Company Stock Plan (as defined in the Merger Agreement) that is outstanding immediately prior to the Effective Time (collectively, the “Company Stock Options”) shall be canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the excess, if any, of the Offer Price over the applicable per-share exercise price of such canceled Company Stock Option, multiplied by (ii) the total number of shares of Company Common Stock underlying such Company Stock Option, less any required withholding taxes, payable within five business days following the Effective Time; provided, that, if the per-share exercise price of any such Company Stock Option is equal to or greater than the Offer Price, such Company Stock Option shall be canceled for no consideration. In addition, each restricted stock unit granted pursuant to any Company Stock Plan that is outstanding and vested by its terms (taking into account any accelerated vesting as a result of the transaction contemplated by the Merger Agreement) immediately prior to the Effective Time (collectively, the “Company RSUs”) shall be canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the total number of shares of Company Common Stock underlying such Company RSU, multiplied by (ii) the Offer Price, less any required withholding taxes, payable within five business days following the Effective Time. Each unvested Company RSUs will be assumed and substituted by Parent (the “Substituted RSUs”) and will continue to have, and be subject to, the same terms and conditions as were in effect immediately prior to the Effective Time (including with respect to vesting, settlement and forfeiture terms), except for changes to certain terms rendered inoperative by reason of the Merger or for such certain administrative or ministerial changes, and, upon vesting, the holder thereof shall be entitled to the amount in cash, without interest, equal to the product of (i) the total number of shares of Company Common Stock underlying such Substituted RSU that would have become vested pursuant to its terms, multiplied by (ii) the Offer Price, less any required withholding taxes, payable on the applicable vesting and settlement date. At the Effective Time, each performance stock unit granted pursuant to any Company Stock Plan that is outstanding immediately prior to the Effective Time (collectively, the “Company PSUs”) and vested by its terms (taking into account any accelerated vesting as a result of the transaction contemplated by the Merger Agreement) immediately prior to the Effective Time shall be canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the total number of shares of Company Common Stock underlying such Company PSU, multiplied by (ii) the Offer Price, less any required withholding taxes, payable within five business days following the Effective Date. Each unvested Company PSUs will be assumed and substituted by Parent (the “Substituted PSUs”) and will continue to have, and be subject to, the same terms and conditions as are in effect immediately prior to the Effective Time (including vesting, settlement and forfeiture terms), except that any performance-based vesting condition to which such Substituted PSU was subject shall be treated as having been attained at target achievement levels, for changes to certain terms rendered inoperative by reason of the Merger or for such certain administrative or ministerial changes and, upon vesting, the holder thereof shall be entitled to the amount in cash, without interest, equal to the product of (i) the total number of shares of Company Common Stock underlying such Substituted PSU that would have become vested pursuant to its terms, multiplied by (ii) the Offer Price, less any required withholding taxes, payable on the applicable vesting and settlement date.

The Merger Agreement includes representations, warranties and covenants of the parties customary for a transaction of this nature. Among other things, the Merger Agreement includes covenants by the parties to take all actions to secure required regulatory approvals, and from the date of the Merger Agreement until the Effective Time, the Company has agreed to conduct its business in the ordinary course of business and has agreed to certain other operating covenants, as set forth more fully in the Merger Agreement.

The Company has also agreed not to solicit or initiate discussions with third parties regarding other acquisition proposals regarding the Company and has agreed to certain restrictions on its ability to respond to such proposals, provided that (x) the Company, subject to the terms and conditions of the Merger Agreement, may enter into negotiations or discussions concerning, or provide confidential information to persons making, certain unsolicited proposals if the Company’s Board of Directors determines in good faith such proposal constitutes or could reasonably be expected to lead to a Superior Company Proposal (as defined in the Merger Agreement), subject to certain rights of Parent pursuant to the terms of the Merger Agreement to negotiate with the Company, and (y) the Company’s Board of Directors may also change its recommendation regarding the Offer for a reason unrelated to an acquisition proposal in the context of a Company Intervening Event (as defined in the Merger Agreement), in either case, only if the Company’s Board of Directors determines that the failure to take such action would be inconsistent with its fiduciary duties.

The Merger Agreement also contains certain termination provisions for the Company and Parent, including the right of the Company, in certain circumstances, to terminate the Merger Agreement and accept a Superior Company Proposal. The Company will be required to pay Parent a cash termination fee equal to $18,388,081 if, among other reasons, the Merger Agreement is terminated (i) by the Company to enter into an acquisition agreement that constitutes a Superior Company Proposal or (ii) by Parent because the Board of Directors of the Company adversely changes its recommendation to stockholders to accept the Offer and tender their shares of Company Common Stock to Purchaser in the Offer. Parent will be required to pay the Company a cash termination fee equal to $31,522,425 if, among other reasons, the Merger Agreement is terminated by the Company due to Parent or Purchaser’s (i) failure to accept and pay for shares of Company Common Stock validly tendered and not withdrawn in the Offer or (ii) failure to consummate the Merger. In addition, either the Company or Parent may terminate the Merger Agreement, at any time prior to the time Purchaser accepts for payment the Company Common Stock tendered pursuant to the Offer, if the Merger shall not have been consummated on or before the End Date.

Additional Information

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Purchaser, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the Offer, the Merger or the other transactions contemplated by the Merger Agreement. The Merger Agreement and this summary should not be relied upon as disclosure about the Company, Parent or Purchaser. None of the Company’s stockholders or any other third parties should rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent, Purchaser or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only as of the date thereof, and were (except as expressly set forth therein) solely for the benefit of the parties thereto and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing descriptions, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC and are also qualified in important part by a confidential disclosure letter delivered by the Company to Parent and Purchaser in connection with the Merger Agreement. Investors are not third-party beneficiaries under the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Notice to Investors and Security Holders

The tender offer for the outstanding common stock of RPX Corporation (“RPX”) referred to in this communication has not yet commenced. This communication is neither a recommendation, an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy the shares of RPX’s common stock will be made pursuant to an offer to purchase and related materials that Riptide Parent, LLC (“Parent”) and Riptide Purchaser, Inc. (“Purchaser”) intend to file with the Securities and Exchange Commission (the “SEC”). At the time the tender offer is commenced, Purchaser will file a Tender Offer Statement on Schedule TO with the SEC, and thereafter RPX will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. The Tender Offer Statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the Solicitation/Recommendation Statement will contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. RPX, Purchaser and Parent will file other relevant materials in connection with the proposed acquisition of RPX by Purchaser pursuant to the terms of the merger agreement. RPX, Purchaser and Parent intend to mail these documents to the stockholders of RPX. All of the tender offer materials (and all other materials filed by RPX with the SEC) will also be available free of charge from the SEC through its website at www.sec.gov. INVESTORS AND STOCKHOLDERS OF RPX ARE ADVISED TO READ THE SCHEDULE TO AND THE SCHEDULE 14D-9, INCLUDING THE SOLICITATION/RECOMMENDATION STATEMENT OF RPX, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED

WITH THE SEC WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO THE TENDER OFFER OR WHETHER TO TENDER THEIR SHARES OF RPX COMMON STOCK PURSUANT TO THE OFFER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION (INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER) AND THE PARTIES THERETO.

Forward-Looking Statements

Certain statements in this communication are forward-looking statements, including, without limitation, the statements made concerning the pending acquisition of RPX by Purchaser. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These statements reflect RPX’s current views concerning future events, including the planned completion of the Offer and the Merger, and are based on a number of assumptions that could ultimately prove inaccurate. As a general matter, forward-looking statements are those focused upon anticipated events or trends, expectations, and beliefs relating to matters that are not historical in nature. Such forward-looking statements are subject to uncertainties and factors relating to RPX’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of RPX. Among others, the following factors could cause actual results to differ materially from those set forth in the forward-looking statements: (i) uncertainties as to the timing of the Offer and the Merger; (ii) uncertainties as to how many RPX stockholders will tender their shares of RPX common stock in the Offer; (iii) the possibility that competing offers will be made, (iv) the possibility that various closing conditions for the transaction may not be satisfied or waived; (v) the risk that the Merger Agreement may be terminated in circumstances requiring RPX to pay a termination fee; (vi) risks related to obtaining the requisite consents to the Offer and the Merger, including, without limitation, the risk that a regulatory approval that may be required for the proposed transaction, including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR Act) and the German Act of Restraints of Competition 1957, as amended (GWB), is delayed, is not obtained, or is obtained subject to conditions that are not anticipated; (vii) the possibility that the transaction may not be timely completed, if at all; (viii) the risk that, prior to the completion of the transaction, if at all, RPX’s business and its relationships with employees, collaborators, vendors and other business partners could experience significant disruption due to transaction-related uncertainty; (ix) the risk that stockholder litigation in connection with the Offer or the Merger may result in significant costs of defense, indemnification and liability; and (x) the risks and uncertainties pertaining to RPX’s business, including those detailed under “Risk Factors” and elsewhere in RPX’s public periodic filings with the SEC, as well as the tender offer materials to be filed by Purchaser and the Solicitation/Recommendation Statement to be filed by RPX in connection with the Offer. Other factors that could cause actual results to differ materially include those set forth in RPX’s SEC reports, including, without limitation, the risks described in RPX’s Annual Report on Form 10-K for its fiscal year ended December 31, 2017, which is on file with the SEC. The reader is cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and RPX undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof, except as required by law.

Item 8.01	Other Events.

On May 1, 2018, the Company and HGGC issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 30, 2018, by and among RPX Corporation, Riptide Parent, LLC and Riptide Purchaser, Inc.*

99.1	Joint press release, dated May 1, 2018

*	Certain schedules and exhibits to this agreement have been have been omitted pursuant to Item 601(b)(2) of Regulation S-K. RPX Corporation agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPX Corporation

By:	/s/ MARTIN ROBERTS
Martin Roberts Chief Executive Officer

Date: May 1, 2018